Exhibit 1.1

TransUnion

Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

September 8, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated and

Credit Suisse Securities (USA) LLC

      As representatives of the several Underwriters

      named in Schedule I hereto,

c/o

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

and

Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

The stockholders named in Schedule II-A hereto (the “Sponsor Selling Stockholders”) and Schedule II-B hereto (the “Management Selling Stockholders,” and together with the Sponsor Selling Stockholders, the “Selling Stockholders”) of TransUnion, a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (collectively, the “Underwriters” and, individually, an “Underwriter”), for whom you are acting as representatives (in such capacity, the “Representatives”), an aggregate of 16,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, subject to the terms and conditions stated herein, up to 2,400,000 additional shares (the “Optional Shares”) of common stock, par value $0.01 per share (“Stock”) of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

1(a). The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-213542) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, if any, each in the form heretofore delivered to you, became effective on filing with the Commission; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented by any preliminary prospectus supplement relating to the Shares immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, as supplemented by the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein, it being understood and agreed that the only information furnished by the Selling Stockholders consists of the table and related footnotes describing such Selling Stockholder and the number of shares held by such Selling Stockholder under the caption “Selling Stockholders” in the Pricing Prospectus and the Prospectus (such information, the “Selling Stockholder Information”).

(iii) For the purposes of this Agreement, the “Applicable Time” is 7:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information.

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(a) hereto.

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information;

(vi) (A) (1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, a report incorporated by reference filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly in all material respects (A) the financial position of the Company and its consolidated subsidiaries at the dates indicated and (B) the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The financial data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Item 6. Selected Financial Data” in the Company’s annual report on Form 10-K for the year ended December 31, 2015, as superseded by, and solely to the extent set forth in, the Company’s Current Report on Form 8-K filed with the Commission on June 1, 2016, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus that constitute “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(viii) Neither the Company nor any of its subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Pricing Prospectus or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, properties or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus.

(ix) Except (i) as described in the Pricing Prospectus or (ii) as would not, individually or in the aggregate, have (or reasonably be expected to have) a material adverse effect, or a prospective material adverse effect, on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases.

(x) Except (in the case of clauses (B) and (C) of this sentence) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (B) has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement; and (C) is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (to the extent applicable in such jurisdiction) in which such qualification is required.

(xi) Except (in the case of clauses (B) and (C) of this sentence) as would not reasonably be expected to result in a Material Adverse Effect, each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (A) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, (B) has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and (C) is duly qualified to transact business and is in good standing in each jurisdiction (to the extent applicable in such jurisdiction) in which such qualification is required.

(xii) The only subsidiaries of the Company are (x) the subsidiaries listed on Exhibit 21 to the Company’s annual report on Form 10-K for the year ended December 31, 2015 filed with the Commission and (y) certain other subsidiaries that do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission.

(xiii) All of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained or incorporated by reference in the Pricing Prospectus; and all of the issued shares of capital stock or limited liability company interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement and the Pricing Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, restrictions on voting or transfer or claims (except for any such liens, encumbrances or restrictions arising by virtue of the Company’s senior secured credit facility).

(xiv) This Agreement has been duly authorized, executed and delivered by the Company.

(xv) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act, other than those rights (1) that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (2) that have been waived or (3) that are subject to the Lock-up Agreements referred to in Section 8(i) hereof.

(xvi) Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(xvii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Second Amended and Restated Bylaws (the “Bylaws”) of the Company, or (C) result in the violation of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) above, as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect or materially adversely affect the consummation of the transactions hereunder.

(xviii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or regulatory authority is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (1) for such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, the Exchange Act, state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (2) as shall have been obtained or made prior to the Time of Delivery.

(xix) Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or Bylaws, in the case of the Company, or its charter, bylaws or similar organizational document, in the case of a subsidiary, (B) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiaries is subject, or (C) in violation of any statute or any order, rule or regulation of any court or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations except, in the case of clauses (B) and (C) above, as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect.

(xx) The statements set forth in the Pricing Prospectus under the heading “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock and under the heading “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xxi) (A) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect or materially adversely affect the consummation of the transactions hereunder, and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or others; and (B) the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxii) There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiii) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, (A) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate court or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets or operations necessary to conduct the business now operated by them and are in compliance with the terms and conditions of all Governmental Licenses; (B) all of the Governmental Licenses are valid and in full force and effect; and (C) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses.

(xxiv) The Company is not an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

(xxv) The Company and its subsidiaries on a consolidated basis maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxvi) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s and its subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii) The Company and its subsidiaries on a consolidated basis maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are applicable to the Company and its directors or officers as of the Applicable Time.

(xxix) Ernst & Young LLP, who have audited certain financial statements of the Company and its subsidiaries, and Mancera, S.C., who have audited certain financial statements of Trans Union de México, S.A., Sociedad de Información Crediticia, are each an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(xxx) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi) Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, or controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria or the Crimean region of Ukraine (each, a “Sanctioned Country”). To the knowledge of the Company, neither the Company nor its subsidiaries has, in the past five years, knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxii) Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries, any agent, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, unlawful gift, unlawful entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiii) Except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, the Company and its subsidiaries have insurance, which insurance is in amounts and insures against such losses and risks, in the Company’s reasonable judgment, as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers.

(xxxiv) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect or as set forth in the Pricing Prospectus, (A) the Company and its subsidiaries own, possess, license or have other rights to use or can acquire on reasonable terms all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Pricing Prospectus to be conducted, free and clear of all liens or other similar encumbrances; (B) to the knowledge of the Company, there is no infringement or other violation by third parties of any Intellectual Property owned by the Company or any of its subsidiaries; (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, and to the knowledge of the Company, there is no reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party against the Company or any of its subsidiaries challenging the validity, scope or enforceability of any Intellectual Property owned by the Company or any of its subsidiaries, and to the knowledge of the Company, there is no reasonable basis for any such claim; (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party that the Company or that any subsidiary of the Company infringes or otherwise violates any Intellectual Property of any third party, and to the knowledge of the Company, there is no reasonable basis for any such claim; and (F) the Company and its subsidiaries have taken commercially reasonable steps to protect and maintain their confidential information and trade secrets, and to the knowledge of the Company, there has been no unauthorized disclosure or misappropriation of such confidential information or trade secrets.

(xxxv) Except as (A) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, (x) the Company and each of its subsidiaries have filed all United States federal, state, local and foreign income tax returns required by law to be filed through the date hereof and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid other than any taxes that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP; and (y) there is no deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP.

(xxxvi) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(xxxvii) The Company and its subsidiaries are (A) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety as affected by exposure to hazardous or toxic substances, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted; and (C) have not received written notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect.

(xxxviii) Except as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect, neither the Company nor any of its subsidiaries is in material breach or violation of any laws or regulations applicable to their respective businesses that regulate the use of consumer credit information, including, as applicable, any state law or regulation that imposes obligations similar to those imposed by applicable Federal statutes.

(xxxix) Except (A) as described in the Pricing Prospectus or (B) as would not, individually or in the aggregate, have (or reasonably be expected to have) a Material Adverse Effect: (1) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that the Company or any member of its “Controlled Group” (defined as any organization which is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains (each, a “Plan”) has been maintained in compliance with its terms and the requirements of ERISA and the Code, and any other applicable statutes, orders, rules or regulations; (2) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (3) each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, has complied with the funding requirements of Section 412 and 430 of the Code and Sections 302 and 303 of ERISA; (4) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (5) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (6) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA.

(xl) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli) Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii) To the Company’s knowledge, the audited consolidated financial statements of Trans Union de México, S.A., Sociedad de Información Crediticia, and Subsidiary (“TU Mexico”) present fairly the financial position of TU Mexico and have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board applied on a consistent basis.

(xliii) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has in all material respects been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) To the extent that any statements or omissions made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement, Basic Prospectus and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement, Basic Prospectus, Preliminary Prospectus and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood and agreed that the only information furnished by the Selling Stockholders consists of the Selling Stockholder Information.

(ii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii) The execution and delivery of this Agreement, and, if such Selling Stockholder is a Management Selling Stockholder, the Power of Attorney and the Custody Agreement (each as hereinafter defined), and the sale and delivery of the Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein, and therein, and compliance by such Selling Stockholder with its obligations hereunder, and thereunder, will not (A) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject; (B) if such Stockholder is a Sponsor Selling Stockholder, result in any violation of the provisions of the charter, bylaws, limited liability agreement, limited partnership agreement or other organizational instrument of such Selling Stockholder, if applicable; or (C) result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except, in the case of clauses (A) and (C), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(iv) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined herein) such Selling Stockholder will have, good and valid title to the Shares to be sold by it hereunder at such Time of Delivery, free and clear of all liens, encumbrances or claims. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as defined in Section 8-105 of the New York Uniform Commercial Code (the “UCC”))), (A) DTC shall be a “protected purchaser” of such Shares (as defined in Section 8-303 of the UCC), (B) the Underwriters will acquire a valid security entitlement to such Shares and (C) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of such adverse claim); for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case in accordance with the Company’s certificate of incorporation and applicable law, (x) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC and (z) the jurisdiction of DTC and its nominee for purposes of Section 8-110 of the UCC, and the jurisdiction applicable to the matters specified in subsections (a)(2) through (5) of Section 8-110 of the UCC, is the State of New York.

(v) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vi) Except such as have been already obtained or as may be required under the Act, the rules of the New York Stock Exchange (the “Exchange”), state securities or blue sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”), no filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is required for the performance by such Selling Stockholder of its obligations hereunder, or, if such Selling Stockholder is a Management Selling Stockholder, under the Custody Agreement or the Power of Attorney, or in connection with the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder or the consummation of the transactions contemplated by this Agreement or, if such Selling Stockholder is a Management Selling Stockholder, under the Custody Agreement and the Power of Attorney.

(vii) If such Selling Stockholder is a Management Selling Stockholder, book-entry entitlements representing all of the Shares to be sold by such Management Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Management Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Management Selling Stockholder shall have duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing John W. Blenke, Samuel A. Hamood and Michael J. Forde, and each of them, as such Management’s Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Management Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Management Selling Stockholder hereunder and otherwise to act on behalf of such Management Selling Stockholder in connections with the transactions contemplated by this Agreement and the Custody Agreement.

(viii) If such Selling Stockholder is a Management Selling Stockholder, the Shares in book-entry form held in custody for such Management Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Management Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of such Management Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Management Selling Stockholder; if any individual Management Selling Stockholder should die or become incapacitated, or if any other such event should occur, before the delivery of the Shares to be sold by such Management Selling Stockholder hereunder, the Shares to be sold by such Management Selling Stockholder hereunder shall be delivered by or on behalf of the Management Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $32.82, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Sponsor Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Sponsor Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Sponsor Selling Stockholders, as and to the extent indicated in Schedule II-A hereto, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 2,400,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Sponsor Selling Stockholder. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company and the Sponsor Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company and the Sponsor Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account(s) specified by the Selling Stockholders to the Representatives at least twenty-four hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on September 14, 2016 or such other time and date as the Representatives and the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company and the Sponsor Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares, will be delivered at the offices of Latham & Watkins LLP,

330 North Wabash Avenue, Suite 2800, Chicago, Illinois 60611 (the “Closing Location”) at such Time of Delivery. A meeting or teleconference will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. (a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery to which the Representatives shall reasonably object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment hereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (any references herein to the Registration Statement shall include any such amendment or new registration statement);

(ii) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(iii) To furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing its annual report on Form 10-K with the Commission’s EDGAR system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v) (A) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Lock-Up Period”), not to (x) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Stock issued by the Company upon the exercise of options to purchase shares of Stock or upon the vesting of restricted stock awards, in each case as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (C) the grant of awards, issuance of shares of Stock, of restricted stock awards or of options to purchase shares of Stock, in each case pursuant to employee benefit plans or arrangements described in the Registration Statement, the Pricing Prospectus and the Prospectus, (D) the issuance of shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (E) the issuance of shares of Stock, of restricted stock awards or of options to purchase shares of Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (D) and (E), the aggregate number of restricted stock awards and shares of Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed five percent (5%) of the aggregate number of shares of Stock outstanding immediately following the offering of the Offered Shares pursuant to this Agreement and the recipient of the shares of Stock agrees in writing to be bound by the same terms described in the Lock-Up Agreements referred to in Section 8(i) hereof;

(vi) To use its best efforts to maintain the listing of the Shares on the Exchange;

(vii) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof; and

(viii) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act (without regard to the proviso to Rule 456(b)(1)(i)) and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Selling Stockholders’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s), which fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (v) of this Section 7, shall not exceed $30,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters, taken together with any fees and disbursements of such counsel pursuant to clause (iii) of this Section 7, in an amount not to exceed $30,000 in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. Each Selling Stockholder covenants and agrees with each other Selling Stockholder to pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matter not directly relating to the sale and purchase of the Shares pursuant to this Agreement. It is also understood that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

The provisions of this Section 7 shall not affect or modify any agreement (including, without limitation, any registration rights agreement) that the Company and certain of the Selling Stockholders may have made or may make for the allocation of payment of expenses or costs.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct in all material respects (except to the extent already qualified by materiality or Material Adverse Effect, in which case, such representations and warranties shall be true and correct in all respects), the condition that the Company and the Selling Stockholders shall have performed in all material respects all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you;

(c) (1) Simpson Thacher & Bartlett LLP, counsel for the Company and the Management Selling Stockholders, shall have furnished to you their written opinion and negative assurance letter dated as of such Time of Delivery, in form and substance reasonably satisfactory to you and in the form of Annex I-1; (2) Weil, Gotshal & Manges LLP, counsel for Advent-TransUnion Acquisition Limited Partnership, shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you and in the form of Annex I-2; (3) Freshfields Bruckhaus Deringer US LLP, counsel for SpartanShield Holdings, GS Capital Partners VI Parallel, L.P. and GS Capital Partners VI Fund, L.P., shall have furnished to you their written opinion, dated as of such Time of Delivery, in form and substance reasonably satisfactory to you and in the form of Annex I-3; and (4) John W. Blenke, Executive Vice President and Corporate General Counsel of the Company, shall have furnished to you his written opinion, dated as of such Time of Delivery, in form and substance satisfactory to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than in the ordinary course of business) or any material adverse change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or in the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) is, in your judgment, material and adverse and, in your judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(i) The Selling Stockholders shall have delivered to you, and the Company shall have obtained from each of the persons and entities set forth on Schedule IV and delivered to you, executed copies of an agreement, substantially to the effect set forth in Annex II hereto;

(j) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company, the Sponsor Selling Stockholders and the Management Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates signed by the Chief Financial Officer and General Counsel of the Company, the applicable equivalent officers of the Sponsor Selling Stockholders and one or more of the Attorneys-in-Fact, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company, the Sponsor Selling Stockholders and the Management Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, the Sponsor Selling Stockholders and the Management Selling Stockholders of all of its and their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section 8 and as to such other matters as you may reasonably request;

(l) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished or caused to be furnished to you a certificate of the Chief Financial Officer, dated the respective dates of delivery thereof and addressed to the Underwriters, with respect to certain financial data contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to you; and

(m) Each of the Sponsor Selling Stockholders shall have delivered to you prior to or at the first Time of Delivery of Shares sold by such Sponsor Selling Stockholder a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof). Each of the Management Selling Stockholders shall have delivered to the Custodian prior to the first Time of Delivery a properly completed and executed Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. (a) The Company will indemnify and hold harmless each Underwriter and each Underwriters’ directors, officers, employees and affiliates and each Selling Stockholder and its affiliates against any losses, claims, damages or liabilities, joint or several, to which such Underwriter and/or such Underwriters’ directors, officers, employees and affiliates or such Selling Stockholder and/or its affiliates may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any written materials prepared by the Company in connection with any “roadshow” as defined in Rule 433 under the Act or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and each Underwriters’ directors, officers, employees and affiliates and each Selling Stockholder and its affiliates for any legal or other expenses reasonably incurred by such Underwriter and/or such Underwriters’ directors, officers, employees and affiliates or such Selling Stockholder and/or its affiliates in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any written materials prepared by the Company in connection with any “roadshow” as defined in Rule 433 under the Act in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, each Underwriter’s directors, officers, employees and affiliates, the Company and the Company’s directors, officers, employees and affiliates against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, such Underwriter’s directors, officers, employees or affiliates, the Company and/or the Company’s directors, officers, employees or affiliates may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter, each Underwriter’s directors, officers, employees and affiliates, the Company and the Company’s directors, officers, employees and affiliates for any legal or other expenses reasonably incurred by such Underwriter, such Underwriter’s directors, officers, employees or affiliates, the Company and/or the Company’s directors, officers, employees or affiliates in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this Section 9(b) and the indemnity and contribution clauses in Section 9(e) hereof shall not exceed the product of the number of Shares (including any Optional Shares) sold by such Selling Stockholder and the offering price of the Shares as set forth in the Prospectus, less all underwriting discounts and commissions but before giving effect to expenses (with respect to each Selling Stockholder, the “Selling Stockholder Net Proceeds”).

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Company’s directors and officers who have signed the Registration Statement and each Selling Stockholder against any losses, claims, damages or liabilities, to which the Company, the Company’s directors and officers who have signed the Registration Statement and/or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein that constitutes the Selling Stockholder Information; and will reimburse the Company and/or such Selling Stockholder for any legal or other expenses reasonably incurred by the Company and/or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from (i) any liability which it may have to any indemnified party under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantive rights and defenses or (ii) any liability which it may have to any indemnified party otherwise than under such subsection (including, for the avoidance of doubt, any liability under subsection (e) below). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for each indemnified party, and that all such fees and expenses shall be paid or reimbursed as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release in form and substance reasonably satisfactory to such indemnified party of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or to Selling Stockholder Information supplied by a Selling Stockholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e),(i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Net Proceeds exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) (i)The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each Selling Stockholder and to each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and each broker-dealer affiliate of any Underwriter; (ii) the obligations of each Selling Stockholder under this Section 9 shall be in addition to any liability with such Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each officer and director of each Underwriter and to each person, if any, who controls the Company or any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and (iii) the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and of each Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Sponsor Selling Stockholders to sell the Optional Shares), shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, or any Selling Stockholder or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholders to the Underwriters as provided herein, each of the Selling Stockholders pro rata (based upon the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Attention: Syndicate Department, with a copy to facsimile: (212) 230-8730, Attention: ECM Legal and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD (facsimile: (212) 325-4296); if to any Sponsor Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to such Sponsor Selling Stockholder at its address set forth in Schedule II-A hereto; if to the Management Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention Mick Forde; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Selling Stockholder or Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and each Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or such Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof, except as otherwise noted herein.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and each Selling Stockholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or such Selling Stockholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof. Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

TRANSUNION

By:	/s/ Samuel A. Hamood
	Name:	Samuel A. Hamood
	Title:	Executive Vice President and Chief Financial Officer

ADVENT-TRANSUNION ACQUISITION
LIMITED PARTNERSHIP

By:	Advent_TransUnion GP LLC,
Its General Partner

By:	/s/ Michael Ristaino
	Name:	Michael Ristaino
	Title:	President

GS CAPITAL PARTNERS VI
FUND, L.P.

By:	GSCP VI Advisors, L.L.C., its
General Partner

By:	/s/ Gil Klemann
	Name:	Gil Klemann
	Title:	Vice President

GS CAPITAL PARTNERS VI
PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its
General Partner

By:	/s/ Gil Klemann
	Name:	Gil Klemann
	Title:	Vice President

SPARTANSHIELD HOLDINGS

By:	GS Capital Partners VI
Offshore Fund, L.P., its General
Partner

By:	GSCP VI Offshore Advisors,
L.L.C., its General Partner

By:	/s/ Gil Klemann
	Name:	Gil Klemann
	Title:	Vice President

[Signature Page to Underwriting Agreement]

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE II-B TO THIS AGREEMENT

By:	/s/ Samuel A. Hamood
	Name:	Samuel A. Hamood
	Title:	Attorney-in-Fact

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Wise
	Name:	Michael Wise
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Gary Katz
	Name:	Gary Katz
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,000,000	1,200,000
Credit Suisse Securities (USA) LLC	8,000,000	1,200,000

Total	16,000,000	2,400,000

SCHEDULE II-A

Selling Stockholder	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Advent-TransUnion Acquisition Limited Partnership Advent International Corp. 75 State Street, 29 Floor Boston, Massachusetts 02109 Attn: Christopher Egan and James Westra Facsimile No.: (617) 951-0568	7,906,000	1,200,000

SpartanShield Holdings c/o Goldman, Sachs & Co. 200 West Street New York, New York 10282-2198 Attention: Sumit Rajpal Facsimile: 212-357-5505 Email: sumit.rajpal@gs.com	3,972,238	602,921

GS Capital Partners VI Parallel, L.P. c/o Goldman, Sachs & Co. 200 West Street New York, New York 10282-2198 Attention: Sumit Rajpal Facsimile: 212-357-5505 Email: sumit.rajpal@gs.com	848,417	128,776

GS Capital Partners VI Fund, L.P. c/o Goldman, Sachs & Co. 200 West Street New York, New York 10282-2198 Attention: Sumit Rajpal Facsimile: 212-357-5505 Email: sumit.rajpal@gs.com	3,085,345	468,303

Total	15,812,000	2,400,000

SCHEDULE II-B

Selling Stockholder	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
James M. Peck	75,000	0
Samuel A. Hamood	30,000	0
David M. Neenan	52,000	0
John W. Blenke	25,000	0
John T. Danaher	6,000	0

Total	188,000	0

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

None

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The price paid by each investor for the shares.

The number of Shares purchased by the Underwriters is 16,000,000.

The number of additional Shares to be sold by the Sponsor Selling Stockholders is 2,400,000.

SCHEDULE IV

Lock-Up Parties

John W. Blenke

David M. Neenan

John T. Danaher

Samuel A. Hamood

James M. Peck

Steven M. Tadler

Sumit Rajpal

Andrew Prozes

Leo F. Mullin

Siddharth N. (Bobby) Mehta

Christopher Egan

George Awad

Pamela A. Joseph

Advent-TransUnion Acquisition Limited Partnership

SpartanShield Holdings

GS Capital Partners VI Parallel, L.P.

GS Capital Partners VI Fund, L.P.

ANNEX II

Form of Lock-Up Agreement

TransUnion

Lock-Up Agreement

September 8, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated and

Credit Suisse Securities (USA) LLC

      As representatives of the several Underwriters

      named in Schedule I hereto,

      as Representatives of the several Underwriters

c/o

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

and

Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue

New York, NY 10010-3629

Re:	TransUnion - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters” and, individually, an “Underwriter”), with TransUnion, a Delaware corporation (the “Company”), and the selling stockholders named in Schedule II-A and Schedule II-B to such agreement (collectively, the “Selling Stockholders”), providing for a public offering of the common stock, par value $0.01 per share (the “Common Stock”) of the Company

(the “Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). To the extent there are no additional Underwriters listed on Schedule I to the Underwriting Agreement other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has or hereafter acquires beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The Lock-Up Period will commence on the date of this agreement (the “Lock-Up Agreement”) and continue for 45 days after the public offering date set forth on the final prospectus supplement (the “Prospectus”) used to sell the Shares pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares without the prior written consent of the Representatives:

(i)	as a bona fide gift or gifts, or by will or intestacy upon the death of the undersigned; provided, that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, that the trustee of the trust or the partnership, limited liability company or other entity agrees to be bound in writing by the restrictions set forth herein; and provided further, that any such transfer shall not involve a disposition for value;

(iii)	to any immediate family member or other dependent; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided further, that any such transfer shall not involve a disposition for value;

(iv)	as a distribution to any wholly-owned subsidiary, partners, members or stockholders of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value;

(v)	to the undersigned’s affiliates, shareholders, members, partners, subsidiaries or to any investment fund or other entity controlled or managed by the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above; provided, that the transferee agrees to be bound in writing by the restrictions set forth herein;

(vii)	pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of the shares of Common Stock of the Company; provided, if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned shall include a statement in such report to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the shares of Common Stock of the Company unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory agency;

(viii)	to the Company as the result of a conversion, exercise or exchange of any security convertible into or exercisable or exchangeable for shares of Common Stock, or for the purposes of satisfying any withholdings taxes (including estimated taxes) due as a result of such conversion, exercise or exchange, pursuant to any existing employee benefit plans described in the Registration Statement, the Pricing Disclosure Package or the Prospectus (in each case, as defined in the Underwriting Agreement) or in a document incorporated by reference therein; provided, that any shares of Common Stock received upon such conversion, exercise or exchange shall be subject to the restrictions set forth herein; and provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for shares of Common Stock, or for purposes of satisfying any withholdings taxes (including estimated taxes) due as a result of such conversion, exercise or exchange, pursuant to existing employee benefit plans;

(ix)	to the Company pursuant to the call provisions of Section 4.2 of that certain Stockholders’ Agreement, dated as of April 30, 2012, as amended, by and among the Company and the stockholders party thereto (the “Stockholders’ Agreement”); provided, that such shares shall be subject to Section 5(a)(vi) of the Underwriting Agreement; provided further, if the undersigned is required to file a report under the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to a transfer of securities to the Company pursuant to the call provisions of the Stockholders’ Agreement;

(x)	if the undersigned is an officer, to the Company upon death, disability or termination of employment, in each case, of such officer;

(xi)	that were acquired in open market transactions following the date of the Underwriting Agreement;

(xii)	to the Underwriters in connection with the public offering pursuant to the Underwriting Agreement;

(xiii)

to the undersigned’s general partner or to certain officers of the general partner in connection with such officers’ donation to charitable organizations, family foundations or donor-advised funds at sponsoring organizations; provided that if any reports under the Exchange Act are required to be filed as a result of such transfer, such reports shall include a statement to the effect that such filing relates to a transfer in connection with a donation to a charitable organization, family foundation or donor-advised fund at a sponsoring organization; and

(xiv)	pursuant to a bona fide third-party tender offer made to all holders of the Common Stock, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company; provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement;

provided, that in connection with any transfer pursuant to clauses (i)-(vi) and (xi) above, the undersigned (A) shall not be required to report such transfer with the SEC in accordance with Section 16(a) of the Exchange Act and (B) shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition, in each case, prior to the expiration of the Lock-Up Period; provided, however, that if the Lock-Up Period extends past February 13, 2017, the undersigned may report such transfer on or after February 14, 2017 with the SEC on Form 5 in accordance with Section 16(a) of the Exchange Act if such a filing is required by the Exchange Act. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For the purposes of clause (xiv) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

Nothing in this Lock-Up Agreement shall prevent (i) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”), or (ii) the establishment by the undersigned of a Rule 10b5-1 Plan after the date hereof; provided, that any Section 16 filing made in connection therewith include a statement that the transaction was effectuated pursuant to a Rule 10b5-1 Plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

[Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates, other than the undersigned, may engage in brokerage,

investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

[If any record or beneficial owner of any securities of the Company is granted an early release from the restrictions described herein during the Lock-Up Period with respect to shares of Common Stock of the Company having a fair market value in excess of $2.5 million in the aggregate (whether in one or multiple releases), then the undersigned shall also be granted an early release upon similar terms and conditions from its obligations hereunder of the same percentage of the total number of outstanding shares of Common Stock held by the undersigned (the “Pro-Rata Release”) as the percentage of the total number of outstanding shares of Common Stock held by such record or beneficial owner that are the subject of such release; provided, however, that in the case of an early release from the restrictions described herein during the Lock-Up Period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s Common Stock (an “Underwritten Sale”) conducted in compliance with Registration Rights Agreement, dated April 30, 2012, among the Company, the undersigned and the other parties thereto, such early release shall only apply with respect to the undersigned’s participation in such Underwritten Sale. The Representatives shall use commercially reasonable efforts to provide notice to the undersigned within 3 business days upon the occurrence of a release of a stockholder of its obligations under any lock-up agreement executed in connection with the public offering of the Company’s Common Stock that gives rise to a corresponding release of the undersigned’s lock-up agreement pursuant to the terms of this paragraph; provided, that the failure to give such notice shall not give rise to any claim or liability against the Underwriters.]2

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[1]	NTD: To be included in Lock-Up Agreement for TU-owning investment funds affiliated with Goldman Sachs.
[2]	NTD: To be included in Lock-Up Agreement for TU-owning investment funds affiliated with Goldman Sachs and Advent.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if any of the following occurs: (a) the Registration Statement is withdrawn, (b) the Company or the Selling Stockholders notify the Representatives in writing that it or they, as applicable, do not intend to proceed with the public offering, (c) the Representatives notify the Company or the Selling Stockholders in writing that they have determined not to proceed with the public offering, (d) the Underwriting Agreement does not become effective by September 30, 2016 or (e) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title